EXHIBIT 21.1

Significant Subsidiaries of the Registrant

The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of December 31, 2012 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of substantially all of the subsidiaries included below. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	State or Jurisdiction of Organization of Entity
The Goldman Sachs Group, Inc.	Delaware
Goldman, Sachs & Co.	New York
Goldman Sachs (UK) L.L.C.	Delaware
Goldman Sachs Group Holdings (U.K.)	United Kingdom
Goldman Sachs International Bank	United Kingdom
Goldman Sachs Holdings (U.K.)	United Kingdom
Goldman Sachs International	United Kingdom
Goldman Sachs Asset Management International	United Kingdom
Shire UK Limited	United Kingdom
KPL Finance Limited	Cayman Islands
Goldman Sachs Global Holdings L.L.C.	Delaware
GS Asian Venture (Delaware) L.L.C.	Delaware
Triumph II Investments (Ireland) Limited	Ireland
GS Diversified Funding LLC	Delaware
Hull Trading Asia Limited	Hong Kong
Goldman Sachs LLC	Mauritius
Goldman Sachs Venture LLC	Mauritius
GS (Asia) L.P.	Delaware
Goldman Sachs (Japan) Ltd.	British Virgin Islands
Goldman Sachs Japan Co., Ltd.	Japan
J. Aron Holdings, L.P.	Delaware
J. Aron & Company	New York
Goldman Sachs Asset Management, L.P.	Delaware
Goldman Sachs Hedge Fund Strategies LLC	Delaware
Goldman Sachs (Cayman) Holding Company	Cayman Islands
Goldman Sachs (Asia) Corporate Holdings L.P.	Delaware
Goldman Sachs Holdings (Hong Kong) Limited	Hong Kong
Goldman Sachs (Asia) Finance	Mauritius
Goldman Sachs (Asia) L.L.C.	Delaware
Goldman Sachs Financial Markets, L.P.	Delaware
MTGLQ Investors, L.P.	Delaware
ELQ Investors, Ltd	United Kingdom
Special Situations Investing Group II, LLC	Delaware
MTGRP, L.L.C.	Delaware
GS Mehetia LLC	Delaware
Mehetia Holdings Inc.	Delaware
GS Holdings (Delaware) L.L.C. II	Delaware
GS Lending Partners Holdings LLC	Delaware
Goldman Sachs Lending Partners LLC	Delaware
Goldman Sachs Bank USA	New York
Goldman Sachs Mortgage Company	New York
GSTM LLC	Delaware
SLK LLC	New York
Goldman Sachs Execution & Clearing, L.P.	New York

Name	State or Jurisdiction of Organization of Entity
GS Financial Services II, LLC	Delaware
GS Funding Europe	United Kingdom
GS Funding Europe I Ltd.	Cayman Islands
GS Funding Europe II Ltd.	Cayman Islands
GS Investment Strategies, LLC	Delaware
Commonwealth Annuity and Life Insurance Company	Massachusetts
Goldman Sachs Specialty Lending Holdings, Inc. II	Delaware
Goldman Sachs Specialty Lending CLO-I, Ltd.	Cayman Islands
GS Power Holdings LLC	Delaware
Mitsi Holdings LLC	Delaware
Metro International Trade Services LLC	Delaware
MLQ Investors, L.P.	Delaware
GS PIA Holdings GK	Japan
GS TK Holdings III GK	Japan
Goldman Sachs Ireland Group Holdings LLC	Delaware
Goldman Sachs Ireland LLC	Delaware
Goldman Sachs Ireland Group Limited	Ireland
Goldman Sachs Ireland Holdings Limited	Ireland
Rothesay Life, L.L.C.	Delaware
Rothesay Life (Cayman) Limited	Cayman Islands
Rothesay Life Limited	United Kingdom
ELQ Holdings (Del) LLC	Delaware
ELQ Holdings (UK) Ltd	United Kingdom
ELQ Investors II Ltd	United Kingdom
Goldman Sachs Specialty Lending Holdings, Inc.	Delaware
Goldman Sachs Holdings ANZ Pty Limited	Australia
GS HLDGS ANZ II Pty Ltd	Australia
Goldman Sachs Australia Group Holdings Pty Ltd	Australia
Goldman Sachs Australia Pty Ltd	Australia
Goldman Sachs Financial Markets Pty Ltd	Australia
GSFS Investments I Corp.	Delaware
GS Fund Holdings, L.L.C.	Delaware
Shoelane, L.P.	Delaware
Arrow Corporate Member Holdings LLC	Delaware
Goldman Sachs Property and Casualty	United Kingdom
Ariel Corporate Member Limited	United Kingdom
GS India Holdings L.P.	Delaware
Goldman Sachs Investments (Mauritus) I Limited	Mauritius